                                                                    Exhibit 23.3

                              Consent of KPMG LLP

The Board of Directors
GeoTrain Corporation:

We consent to the use of our report, included herein, on the consolidated financial statements of GeoTrain Corporation and subsidiaries as of and for the year ended December 31, 1997, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
San Francisco, California
December 5, 2000